RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement (the "Agreement") is entered into on this 18th day of December, 1996 (the "Date of Grant"), by and between Fairfield Communities, Inc., a Delaware corporation (the "Company"), and John
W. McConnell (the "Participant"). The Company and the Participant agree as follows:

     1. Restricted Stock Award. Pursuant to resolutions of the Board of Directors of the Company (the "Board") duly adopted on October 10, 1996 and the approval of the form of this Agreement by the Compensation Committee of the Board by unanimous written action dated November 19, 1996, the Company hereby grants to the Participant, upon the terms and conditions set forth below, a total of 60,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), issued from treasury. The Company represents and warrants that such Shares are duly authorized, validly issued, fully paid and non-assessable.

     2. Risk of Forfeiture. The Shares will be subject to forfeiture if the Participant's employment with the Company is terminated (a) by the Participant, other than as a result of a Constructive Discharge (as defined in Section 7(c)), (b) by the Company for Cause (as defined in Section 7(a)),
(c) by reason of the Participant's death, or (d) by reason of the Participant's Disability (as defined in Section 7(d)). Such risk of forfeiture will lapse as to one-half of the Shares and such Shares will become fully vested, without restriction, on 5:00 p.m., Little Rock, Arkansas time, on each of the first and second anniversaries of the Date of Grant. If any Shares are forfeited, the Participant will surrender such forfeited Shares to the Company. The Participant will not be entitled to any payment in respect of any Shares so forfeited. Subject to Section 9 hereof, but notwithstanding any other provision of this Agreement to the contrary, the risk of forfeiture will lapse and all Shares shall become immediately vested, without restriction, in the event of a Change in Control (as defined in Section 7(b)) without notice and without any other action required by any party hereto.

     3. Rights as Stockholder. Unless and until forfeited, the Participant shall have, with respect to the shares of Common Stock underlying the grant of the Shares, all of the rights of a stockholder of such Common Stock (except as otherwise provided herein). Any stock dividends paid in respect of unvested Shares will be treated as additional Shares and will be subject to the same restrictions and other terms and conditions that apply to the unvested Shares with respect to which such stock dividends are issued.

     4.     Share Certificates.

          (a) The Participant will be issued one or more stock certificates in respect of the Shares. Each Share certificate will be registered in the name of the Participant, will be accompanied by a stock power duly executed by the Participant and will bear, among any other required legends, the following legend:

          "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING, WITHOUT LIMITATION, THE FORFEITURE EVENTS) CONTAINED IN THE RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND FAIRFIELD COMMUNITIES, INC. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF FAIRFIELD COMMUNITIES, INC. IN LITTLE ROCK, ARKANSAS. FAIRFIELD COMMUNITIES, INC. WILL FURNISH TO THE RECORDHOLDER OF THIS CERTIFICATE, WITHOUT CHARGE AND UPON WRITTEN REQUEST AT ITS PRINCIPAL PLACE OF BUSINESS, A COPY OF SUCH AGREEMENT. FAIRFIELD COMMUNITIES, INC. RESERVES THE RIGHT TO REFUSE TO RECORD THE TRANSFER OF THIS CERTIFICATE UNTIL ALL SUCH RESTRICTIONS ARE SATISFIED, ALL SUCH TERMS ARE COMPLIED WITH AND ALL SUCH CONDITIONS ARE SATISFIED."

All certificates evidencing grants of Shares will be deposited with and held in custody by the Company until the date on which the risk of forfeiture lapses and all of the conditions and restrictions on the Shares are satisfied.

          (b) New Certificates. Subject to the provisions of Section 4(a) above, after vesting and the satisfaction and/or lapse of the restrictions, terms and conditions applicable to any Shares, a new certificate representing such vested Shares, without the legend set forth above in Section 4(a) or other restriction, will (in lieu, and upon cancellation, of the certificate, or the portion thereof, previously representing such Shares) be registered in the name of the Participant and delivered to the Participant within five business days after vesting.

     5. Withholding. The Participant shall, at the time of vesting and as a condition precedent to the delivery of a certificate representing such Shares, pay to the Company in cash an amount equal to any applicable withholding taxes required to be withheld or collected under applicable federal, state or local laws or regulations. Furthermore, the Company will have the right to deduct and withhold any such applicable taxes from, or in respect of, any dividends or other distributions paid on or in respect of the Shares. All taxes, if any, in respect of any grants or payments to the Participant hereunder will be the sole responsibility of and shall be paid by the Participant. The Participant shall be entitled to elect to have his withholding obligation at the time of vesting satisfied by surrendering to the Company shares of Common Stock, including the Shares (provided that the Shares are vested). The value of any such shares of Common Stock shall be the closing price of the Common Stock on the New York Stock Exchange ("NYSE") (or such other principal exchange on which the Common Stock is then listed for trading) on the date of vesting of shares which gives rise to the taxable event.

     6. Restrictions on Transfer. The Shares, and any rights or interest in this Agreement, shall not, prior to vesting, be assigned, transferred, sold, exchanged or otherwise disposed of in any way at any time by the Participant, other than by testamentary disposition by the Participant or the laws of descent and distribution. Any such award, rights or interests will not, prior to vesting, be pledged, encumbered or otherwise hypothecated in any way at any time by the Participant. Any such award, rights or interests will not, prior to vesting, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any such awards, rights or interests, or the levy of any execution, attachment or similar legal process thereon, contrary to the terms of this Agreement will be null and void and without legal force or effect. Upon the lapse of the restrictions on transfer of the Shares, if the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), the Participant shall not dispose of the Shares in violation of the Securities Act.

     7. Certain Defined Terms. (a) The term "Cause" means (i) an intentional act or acts of fraud, embezzlement or theft constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment for the Participant at the expense of the Company, or
(ii) the continued, repeated, intentional and willful refusal to perform the duties associated with the Participant's position as President and Chief Executive Officer of the Company which is not cured within 15 days following written notice to the Participant. For purposes of this Agreement, no act or failure to act on the part of the Participant shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Participant shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board of Directors of the Company then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel (if the Participant chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Participant had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Participant or his beneficiaries to contest the validity or propriety of any such determination.

     (b) The term "Change in Control" means the happening of any of the following:

          (i) During any period of 24 consecutive months, ending after the date hereof:

                  (A) individuals who were directors of the Company at the beginning of such 24-month period, and

                  (B) any new director whose election or nomination for election by the Board was approved by a vote of the greater of (1) at least two-thirds (2/3), or (2) four affirmative votes, in each case, of the directors then still in office who were either directors at the beginning of such 24-month period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

          (ii) Any person or entity (other than the Company or its subsidiary employee benefit plan or plans or any trustee of or fiduciary with respect to such plan or plans when acting in such capacity), or any group acting in concert, shall beneficially own, directly or indirectly, thirty percent (30%) or more of the total voting power represented by the then outstanding securities of the Company entitled to vote generally in the election of directors ("Voting Securities");

          (iii) Upon a merger, combination, consolidation or reorganization of the Company, other than a merger, combination, consolidation or reorganization which would result in (A) the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such transaction and (B) at least such 60% of voting power continuing to be held in the aggregate by the holders of the Voting Securities of the Company immediately prior to such transaction (conditions (A) and (B) are referred to as the "Continuance Conditions"); or

          (iv) All or substantially all of the assets of the Company are sold or otherwise disposed of, whether in one transaction or a series of transactions, unless the Continuance Conditions shall have been satisfied with respect to the purchaser of such assets and such purchaser assumes the Company's obligations under this Agreement.

     (c) The term "Constructive Discharge" means (i) any reduction in the Participant's then-current annual base salary, (ii) a material reduction in the Participant's job function, duties or responsibilities, or a similar change in the Participant's reporting relationships, (iii) a required relocation of the Participant of more than 35 miles from the Participant's current job location, or (iv) any breach of any of the terms of this Agreement or Participant's Employment Agreement or the Amendment Agreement - 1996 Incentive Compensation by the Company which is not cured within 15 days following written notice thereof by the Participant to the Company; provided, however, that the term "Constructive Discharge" shall not include a specific event described in the preceding clause (i), (ii), (iii) or (iv) unless the Participant actually terminates his employment with the Company within 60 days after the occurrence of such event. Breaches of this Agreement or the Amendment Agreement - 1996 Incentive Compensation shall be deemed also to constitute breaches of the Employment Agreement.

     (d) The term "Disability" means an illness or accident which prevents the Participant, for a continuous period lasting six months, from performing the material job duties normally associated with his position.

     8. Registration and Listing. The Company shall, at its sole cost and expense, take all necessary action to register or qualify the Shares under the Securities Act and the Securities Exchange Act of 1934, as amended, and to list the Shares on the NYSE (or such other principal exchange on which the Common Stock is then listed for trading), to permit the sale of the Shares by the Participant in compliance with the Securities Act and any state securities laws, not later than each of the respective vesting dates for the Shares.

     9. Parachute Payments. Notwithstanding anything to the contrary contained in this Agreement, if the Participant is a "disqualified individual" (as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision thereto) and if the lapse of the risk of forfeiture with respect to any of the Shares would constitute an "excess parachute payment" (as that term is defined in Section 280G of the Code or any successor provision thereto), when taken together with any other compensation payable to the Participant, but for the application of this sentence, then the number of Shares with respect to which the risk of forfeiture otherwise would have lapsed under this Agreement, when taken together with all other such compensation payable to the Participant, shall be reduced to the minimum extent necessary (but in no event to less than zero) so that the lapse of the risk of forfeiture of Shares, as so reduced, does not constitute an excess parachute payment (the Shares remaining, after such calculation, subject to the risk of forfeiture and other restrictions hereunder, are herein referred to as the "Remaining Shares"). The Company shall bear responsibility for performing the necessary calculations under this Section 9 and shall indemnify the Participant, on a grossed-up, after tax (federal, state and local) basis, for any error or omission on the part of the Company which results in additional tax liability to the Participant, within five calendar days following determination of the amount of indemnity owed to the Participant. For purposes of applying this
Section 9 in connection with any similar provision in any other agreement, the lapse of the risk of forfeiture of Shares shall be treated as the last payment to be reduced. If this Section is triggered prior to the first anniversary of the Date of Grant, then the Remaining Shares shall become fully vested, and the risk of forfeiture and other restrictions herein provided shall lapse, under Section 2 hereof, as to one-half of the Remaining Shares on 5:00 p.m., Little Rock, Arkansas time, on each of the first and second anniversaries of the Date of Grant.

     10. Notices. Each notice relating to this Agreement must be in writing and delivered in person or by certified mail to the proper address. Each notice will be deemed to have been given on the date it is received. Each notice to the Company must be addressed to it at its principal office:
2800 Cantrell Road, Little Rock, Arkansas 72202; or after December 1, 1996, 11001 Executive Center Drive, Little Rock, Arkansas 72211, attention of the Secretary. Each notice to the Participant must be addressed to the Participant at the Participant's address specified below. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

     11. Amendments. The Board may, without the consent of the Participant, amend this Agreement, or otherwise take action, to accelerate the time at which the risk of forfeiture of the Shares and the restriction on transfer shall lapse. The Board may not otherwise amend this Agreement without the consent of the Participant.

     12. Governing Law. This Agreement is intended to be performed in the State of Arkansas and will be construed and enforced in accordance with and governed by the laws of such State.

     IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement, effective on the date set forth above.


                                    FAIRFIELD  COMMUNITIES, INC.


                                    By: /s/ Russell A. Belinsky
                                       ----------------------------------
                                            Russell A. Belinsky
                                            Chairman, Compensation Committee


                                    PARTICIPANT:


                                        /s/ J. W. McConnell
                                       ----------------------------------
                                            John W. McConnell

                                    Social Security Number:
                                    ___________________________

                                    Address for Notice:
                                    ___________________________
                                    ___________________________